UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 18, 2026

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West 41st Street, 21st Floor

New York, NY 10036

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2026, Fusemachines Inc. (the “Company”) received a notification letter (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock was below $1.00 per share for at least 30 consecutive business days, the Company is not currently in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

The notification has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market, and, therefore, the Company’s listing remains fully effective.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from September 18, 2026, or until March 17, 2027, to regain compliance with the Minimum Bid Price Requirement. If at any time before March 17, 2027, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days (which may be extended to be a period of up to 20 consecutive business days at the discretion of Nasdaq), Nasdaq will provide written notification that the Company has regained compliance with the Minimum Bid Price Requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending on March 17, 2027, then the Company may transfer to The Nasdaq Capital Market and be afforded an additional 180-day compliance period to regain compliance, provided that the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) notifies Nasdaq of its intent to cure the deficiency.

The Company intends to actively monitor the bid price for its common stock and evaluate available options to regain compliance with the Minimum Bid Price Requirement within the compliance period.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of the Company. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Specifically, the Company’s statements regarding its intent and ability to regain compliance with Nasdaq’s continued listing requirements, potential actions to regain compliance, the possible transfer of the Company’s listing to The Nasdaq Capital Market, the continued listing of the Company’s securities on Nasdaq, and other similar statements are forward-looking statements. These statements are subject to risks, uncertainties, and other factors which may be beyond the control of the Company and could cause actual outcomes to differ materially from those expressed or implied by such forward-looking statements, including the Company’s ability to improve or sustain its market value of publicly held shares for the requisite period, market conditions, and the Company’s financial and operating performance. These and other risks are described more fully in the Company’s other filings with the Securities and Exchange Commission (the “Commission”), including the Company’s Registration Statement on Form S-4 (File No. 333-283520) declared effective by the Commission on June 30, 2025, the Company’s Annual Report on Form 10-K filed with the Commission on March 27, 2026, and other documents the Company files with the Commission from time to time. The Company undertakes no obligation to update forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	FUSEMACHINES INC.

	By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer